Exhibit 21

SUBSIDIARIES OF FEDEX CORPORATION

The following is a list of subsidiaries of FedEx Corporation as of May 31, 2018. Pursuant to Item 601(b)(21) of Regulation S-K, we have omitted some subsidiaries that, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary as of May 31, 2018 under Rule 1-02(w) of Regulation S-X. FedEx Corporation owns, directly or indirectly, 100% of the voting securities of each of the listed subsidiaries.

NAME OF SUBSIDIARY	Jurisdiction of INCORPORATION or Organization
FCJI, Inc.	Ohio
Federal Express (Australia) Pty Ltd	Australia
Federal Express (China) Company Limited	China
Federal Express (Hong Kong) Holding G.P.	Hong Kong
Federal Express (Hong Kong) Limited	Hong Kong
Federal Express (Singapore) Pte. Ltd.	Singapore
Federal Express Canada Corporation	Nova Scotia
Federal Express Canada Holding L.P.	Ontario
Federal Express Corporation	Delaware
Federal Express Europe, Inc.	Delaware
Federal Express Holding (Netherlands) C.V.	The Netherlands
Federal Express Holdings S.A., LLC	Delaware
Federal Express Holding US 1, LLC	Delaware
Federal Express Holding US 2, LLC	Delaware
Federal Express Holding US 3, LLC	Delaware
Federal Express Holding US 4, LLC	Delaware
Federal Express Holding US 5, LLC	Delaware
Federal Express Holding US 7, LLC	Delaware
Federal Express Holding US 8, LLC	Delaware
Federal Express Holding US 9, S. de R.L. de C.V.	Mexico
Federal Express International (Netherlands) C.V.	The Netherlands
Federal Express International Financing (Netherlands) C.V.	The Netherlands
Federal Express International, Inc.	Delaware
Federal Express Japan G.K.	Japan
Federal Express Korea LLC	Korea
Federal Express Netherlands I C.V.	The Netherlands
Federal Express Netherlands II C.V.	The Netherlands
Federal Express Pacific, LLC	Delaware
FedEx Acquisition B.V.	The Netherlands
Fedex Brasil Logistica e Transporte S.A.	Brazil
FedEx Corporate Services, Inc.	Delaware
FedEx Cross Border Technologies, Inc.	Delaware
FedEx Custom Critical, Inc.	Ohio
FedEx de México, S. de R.L. de C.V.	Mexico
FedEx Express Belgium SPRL	Belgium
FedEx Express France SAS	France
FedEx Express Germany GmbH	Germany
FedEx Express Global Holdings C.V.	The Netherlands
FedEx Express International B.V.	The Netherlands
FedEx Express Italy S.r.l.	Italy
FedEx Express Netherlands B.V.	Netherlands
FedEx Express Transportation & Supply Chain Services (India) Pvt. Ltd.	India
FedEx Freight Canada, Corp.	Nova Scotia
FedEx Freight Corporation	Delaware

NAME OF SUBSIDIARY	Jurisdiction of INCORPORATION or Organization
FedEx Freight, Inc.	Arkansas
FedEx Ground Package System, Inc.	Delaware
FedEx Ground Package System, Ltd.	Wyoming
FedEx Holdings Luxembourg S. de R.L. de C.V.	Mexico
FedEx Luxembourg S.à r.l.	Luxembourg
FedEx Office and Print Services, Inc.	Texas
FedEx Supply Chain Distribution System, Inc.	Pennsylvania
FedEx Trade Networks Trade Services, Inc.	Delaware
FedEx Trade Networks Transport & Brokerage, Inc.	New York
FedEx Trade Networks, Inc.	Delaware
FedEx Transport System GmbH	Germany
FedEx UK Holdings Limited	England and Wales
FedEx UK Limited	England and Wales
TNT Australia Pty. Limited	Australia
TNT Express (Belgium) BVBA	Belgium
TNT Express B.V.	The Netherlands
TNT Express GmbH	Germany
TNT Express Holdings B.V.	The Netherlands
TNT Express Holdings Germany GmbH	Germany
TNT Express ICS Limited	United Kingdom
TNT Express International SAS	France
TNT Express National SAS	France
TNT Express Nederland B.V.	The Netherlands
TNT Express Road Network B.V.	The Netherlands
TNT Express Worldwide (China) Limited	China
TNT Express Worldwide (Euro Hub) SPRL	Belgium
TNT Express Worldwide (Poland) Sp. z.o.o.	Poland
TNT Express Worldwide (Portugal) Transitarios, Transportes e Servicos Complementares, Unipessoal, Lda	Portugal
TNT Express Worldwide (Spain), S.L.	Spain
TNT Express Worldwide B.V.	The Netherlands
TNT Express Worldwide, spol s.r.o	Czech Republic
TNT Finance B.V.	The Netherlands
TNT Global Express S.R.L.	Italy
TNT Holdings (Deutschland) GmbH	Germany
TNT Holdings B.V.	The Netherlands
TNT International Express Tasimacilik Ticaret Limited Sirketi	Turkey
TNT Mercurio Cargas e Encomendas Expressas Ltda.	Brazil
TNT Nederland B.V.	The Netherlands
TNT Sverige Aktiebolag	Sweden
TNT (UAE) LLC	United Arab Emirates
TNT UK Limited	United Kingdom
TNT USA, LLC	Delaware
World Tariff, Limited	California